Exhibit 21.1

LIST OF SUBSIDIARIES OF GOLD BANC CORPORATION, INC.
AS OF DECEMBER 31, 2004

GBC Kansas, Inc., a Kansas corporation
Gold Bank, a Kansas bank
Gold IHC-I, LLC, a Delaware limited liability company
Gold RE Holdings-I, LLC, a Delaware limited liability company
Regional Properties, Inc., a Kansas corporation
Central Oklahoma Leasing Authority, Inc., an Oklahoma corporation
Gold Financial Services, Inc., a Kansas corporation
Gold Trust Company, a Missouri trust company
Gold Capital Management, Inc., a Kansas corporation
Gold Insurance Agency, Inc., a Kansas corporation
Gold Investment Advisors, Inc., a Kansas corporation
GBS Holding Company, LLC, a Kansas limited liability company
Gold Title Agency, LLC, a Kansas limited liability company
Gold Merchant Banc, Inc., a Kansas corporation
Gold Reinsurance Company, Ltd., a Turks and Caicos Islands corporation
Regional Holding Company, Inc., a Kansas corporation
Gold Banc Mortgage, Inc, a Kansas corporation
Realty Escrow Services, Inc., a Kansas corporation
Gold Banc Acquisition Corporation VIII, Inc., a Kansas corporation
Gold Banc Acquisition Corporation X, Inc., a Kansas corporation
Gold Banc Trust III
Gold Bank Trust IV
Gold Bank Capital Trust V